                                                                   Exhibit 4.3


                                TRUST AGREEMENT

                                     among

                         PNC BANK, NATIONAL ASSOCIATION
                                  as Depositor

                      THE FIRST NATIONAL BANK OF CHICAGO,
                           as Eligible Lender Trustee

                                      and

                          FIRST CHICAGO DELAWARE INC.,

                              as Delaware Trustee

                           Dated as of March 27, 1997




                               TABLE OF CONTENTS

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
                                                                                                     PAGE
                                    ARTICLE I

Definitions and Usage.............................................................................    1


                                   ARTICLE II

                                  ORGANIZATION

SECTION 2.1.      Name............................................................................     1
SECTION 2.2.      Office and Situs of the Trust...................................................     1
SECTION 2.3.      Purposes and Powers.............................................................     1
SECTION 2.4.      Appointment of Eligible Lender Trustee and Delaware Trustee.....................     3
SECTION 2.5.      Initial Capital Contribution of Trust
                    Estate .......................................................................     3
SECTION 2.6.      Declaration of Trust............................................................     4
SECTION 2.7.      No Liability of the Certificateholders..........................................     4
SECTION 2.8.      Title to Trust Property.........................................................     4
SECTION 2.9.      Representations and Warranties of the
                    Depositor.....................................................................     5
SECTION 2.10.     Federal Income Tax Allocations..................................................     6


                                   ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.      Initial Beneficial Ownership....................................................     7
SECTION 3.2       The Trust Certificates..........................................................     8
SECTION 3.3.      Authentication of Trust Certificates............................................     8
SECTION 3.4.      Registration of Transfer and Exchange
                    of Trust Certificates.........................................................     9
SECTION 3.5.      Restrictions on Transfer .......................................................    10
SECTION 3.6.      Mutilated, Destroyed, Lost or Stolen
                    Trust Certificates............................................................    12
SECTION 3.7.      Persons Deemed Owners...........................................................    12
SECTION 3.8.      Access to List of Certificateholders'
                    Names and Addresses...........................................................    13
SECTION 3.9.      Maintenance of Office or Agency.................................................    13
SECTION 3.10.     Appointment of Certificate Paying Agent.........................................    14

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
                                   ARTICLE IV

                       ACTIONS BY ELIGIBLE LENDER TRUSTEE

SECTION 4.1.      Prior Notice to Certificateholders with
                             Respect to Certain Matters...................................................     15
SECTION 4.2.      Action by Certificateholders with
                             Respect to Certain Matters...................................................     16
SECTION 4.3.      Action by Certificateholders with
                             Respect to Bankruptcy........................................................     16
SECTION 4.4.      Restrictions on Certificateholders'
                             Power .......................................................................     16
SECTION 4.5.      Majority Control .......................................................................     16


                                    ARTICLE V

                           APPLICATION OF TRUST FUNDS;
                                 CERTAIN DUTIES

SECTION 5.1.      Application of Trust Funds..............................................................     17
SECTION 5.2.      Method of Payment.......................................................................     18
SECTION 5.3.      Segregation of Moneys; No Interest......................................................     18
SECTION 5.4.      Accounting and Reports to the Note-
                    holders, Certificateholders,
                    the Internal Revenue Service and
                    Others ...............................................................................     18
SECTION 5.5.      Signature on Returns; Tax Matters
                             Partner......................................................................     19


                                   ARTICLE VI

                 AUTHORITY AND DUTIES OF ELIGIBLE LENDER TRUSTEE

SECTION 6.1.      General Authority.......................................................................     20
SECTION 6.2.      General Duties..........................................................................     20
SECTION 6.3.      Action upon Instruction.................................................................     21
SECTION 6.4.      No Duties Except as Specified in this
                    Agreement, the Transfer and Servicing
                    Agreement, any Supplemental Transfer
                    and Servicing Agreement or in
                    Instructions..........................................................................     22
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                                     - ii -

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
SECTION 6.5.      No Action Except Under Specified
                    Documents or Instructions....................................................     23
SECTION 6.6.      Restrictions...................................................................     23


                                   ARTICLE VII

                     CONCERNING THE ELIGIBLE LENDER TRUSTEE

SECTION 7.1.      Acceptance of Trusts and Duties................................................     24
SECTION 7.2.      Furnishing of Documents........................................................     26
SECTION 7.3.      Representations and Warranties.................................................     26
SECTION 7.4.      Reliance; Advice of Counsel....................................................     27
SECTION 7.5.      Not Acting in Individual Capacity..............................................     28
SECTION 7.6.      Eligible Lender Trustee Not Liable for
                    Trust Certificates or Financed
                    Student Loans................................................................     28
SECTION 7.7.      Eligible Lender Trustee May Own Trust
                    Certificates and Notes.......................................................     29
SECTION 7.8.      Representations and Warranties of Delaware Trustee.............................     29


                                  ARTICLE VIII

                     COMPENSATION OF ELIGIBLE LENDER TRUSTEE

SECTION 8.1.      Eligible Lender Trustee's Fees and
                    Expenses.....................................................................     30
SECTION 8.2.      Payments to the Eligible Lender
                    Trustee......................................................................     30


                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

SECTION 9.1.      Termination of Trust Agreement.................................................     31
SECTION 9.2.      Dissolution upon Insolvency of Depositor.......................................     32

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
                                    ARTICLE X

                     SUCCESSOR ELIGIBLE LENDER TRUSTEES AND
                       ADDITIONAL ELIGIBLE LENDER TRUSTEES

SECTION 10.1.     Eligibility Requirements for
                    Eligible Lender Trustee......................................................     34
SECTION 10.2.     Resignation or Removal of Eligible
                    Lender Trustee...............................................................     34
SECTION 10.3.     Successor Eligible Lender Trustee..............................................     36
SECTION 10.4.     Merger or Consolidation of Eligible
                    Lender Trustee...............................................................     37
SECTION 10.5.     Appointment of Co-Eligible Lender
                    Trustee or Separate Eligible Lender
                    Trustee......................................................................     37


                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1.     Supplements and Amendments.....................................................     39
SECTION 11.2.     No Legal Title to Trust Estate in
                    Certificateholders...........................................................     41
SECTION 11.3.     Limitations on Rights of Others................................................     40
SECTION 11.4.     Notices........................................................................     41
SECTION 11.5.     Severability...................................................................     42
SECTION 11.6.     Separate Counterparts..........................................................     42
SECTION 11.7.     Successors and Assigns.........................................................     42
SECTION 11.8.     No Petition....................................................................     42
SECTION 11.9.     No Recourse....................................................................     43
SECTION 11.10.    Headings.......................................................................     43
SECTION 11.11.    Governing Law..................................................................     43

EXHIBIT A         Form of Trust Certificate

EXHIBIT B         Form of Purchaser's Representation and Warranty
                  Letter

APPENDIX A        Definitions and Usage

                  TRUST AGREEMENT dated as of March 27, 1997, between PNC BANK, NATIONAL ASSOCIATION, as Depositor (the "Depositor"), and THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee") and FIRST CHICAGO DELAWARE INC., not in its individual capacity but solely as Delaware Trustee (the "Delaware Trustee").

                  The Depositor and the Eligible Lender Trustee hereby agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND USAGE

                  Capitalized terms used but not defined herein are defined in Appendix A attached hereto, which also contains rules as to construction and usage that are applicable herein.

                                   ARTICLE II

                                  ORGANIZATION

                  SECTION 2.1. NAME. The Trust created hereby shall be known as "PNC Student Loan Trust I," in which name the Eligible Lender Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                  SECTION 2.2. OFFICE AND SITUS OF THE TRUST. The registered office of the Issuer in Delaware of the Delaware Trustee shall be the office at 300 King Street, Wilmington, Delaware 19801 and the situs of the Trust shall be at the corporate trust office of the Eligible Lender Trustee located at One First National Plaza, Suite 0126, Chicago, IL 60670-0126.

                  SECTION 2.3. PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities:

                           (i) to issue one or more Classes of the Trust Certificates pursuant to this Agreement and, if applicable, one or more Trust Supplements, and to sell the Trust Certificates in one or more transactions;

                     (ii) to issue one or more Series of Notes pursuant to the Master Indenture and the applicable Terms Supplement and to sell the Notes in one or more transactions in accordance with instructions received from the Administrator;

                     (iii) with the proceeds of the sale of the Notes and the Trust Certificates, to acquire, from time to time, the Financed Student Loans;

                     (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and the applicable Terms Supplement and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Transfer and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture and the applicable Terms Supplement;

                     (v) from time to time to sell and dispose of the Financed Student Loans in accordance with the terms of the Basic Documents;

                     (vi) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                     (vii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                     (viii) to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders, the Noteholders and the others specified in Article V of the Transfer and Servicing Agreement and or contemplated by the Basic Documents.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. Notwithstanding anything in this Agreement or the

Basic Documents to the contrary, for so long as the Depositor is a Certificateholder, the Trust's activities shall be limited to activities that are part of, or incidental to, the business of banking.

                  This Section 2.3 shall not be amended without the prior written unanimous consent of the Certificateholders, including the Depositor.

                  SECTION 2.4. APPOINTMENT OF ELIGIBLE LENDER TRUSTEE AND DELAWARE TRUSTEE. (a) The Depositor hereby (i) appoints the Eligible Lender Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and (ii) ratifies all actions of the Eligible Lender Trustee taken on behalf of the Trust prior to the execution hereof.

                     (b) The Delaware Trustee is hereby appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807 of the Business Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto and the Certificateholders that the Delaware Trustee shall have none of the duties or liabilities of the Eligible Lender Trustee. The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Delaware Secretary of State, which the Delaware Trustee is required to execute under Section 3811 of the Business Trust Statute. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto and the Certificateholders that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.

                  SECTION 2.5. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Eligible Lender Trustee, as of the date hereof, the sum of $10.00. The Eligible Lender Trustee hereby acknowledges receipt in trust from the Depositor of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account.

                  SECTION 2.6. DECLARATION OF TRUST. The Eligible Lender Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under Delaware law and that this Agreement constitute the governing instrument of such trust. If for any reason it is determined that the Trust does not qualify as a business trust under Delaware law, it shall be a trust, nonetheless, under the common law of Delaware. It is the intention of the parties hereto that, solely for federal, state and local income, franchise and similar tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Financed Student Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate federal, state or local tax authorities, they shall treat the Trust as a partnership for Federal tax purposes, and the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for Federal tax purposes, and Depositor will not make, or cause to be made, an election under the provisions of Treasury Regulation Section 301.7701-3 to classify the Trust an association and shall take, or cause to be taken, necessary and appropriate actions consistent with carrying out the intent of this Section 2.6. Effective as of the date hereof, the Eligible Lender Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

                  SECTION 2.7.  NO LIABILITY OF THE CERTIFICATEHOLDERS.
No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

                  SECTION 2.8. TITLE TO TRUST PROPERTY. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that legal title to the Financed Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

                  SECTION 2.9. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Eligible Lender Trustee that:

                  (a) The Depositor is duly organized, validly existing as a national banking association, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted except for such power and authority the absence of which would not have a material adverse effect on the Depositor.

                  (b) The Depositor has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has requisite corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary corporate action on the Depositor's part; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action on their respective parts.

                  (c) This Agreement has been duly executed and delivered by the Depositor, and constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the application of equitable principles in any proceeding, whether at law or in equity.

                  (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not violate with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Depositor, or any material indenture, agreement or other material instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, agreement or other material instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties except for such violations which would not have a material adverse effect on the Depositor.

                  (e) No consent of any Federal or state governmental or administrative authority is required to be obtained by the Depositor prior to its entering into this Agreement or in connection with its consummation of the transactions expressly contemplated by the Basic Documents, other than those that have been obtained except such as may be required by the blue sky laws of any jurisdiction in connection with the sale of and distribution of the Notes and Certificates for which no representation is being made.

                  SECTION 2.10. Federal Income Tax Allocations. Interest payments on the Certificates at the Certificate rate (including interest on amounts previously due on the Certificates but not yet distributed) shall be treated as "guaranteed payments" under Section 707(c) of the Code. Net income of the Trust for tax year as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

                  (a) among Certificateholders in proportion to their ownership of principal amount of Trust Certificates on such date, an amount of net income up to the sum of (i) the portion of the market discount on the Financed Student Loans accrued during such tax year that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price, (ii) prepayment premium, if any, payable to the Certificateholders for such tax year and (iii) any other amounts of income payable to the Certificateholders for such tax year; and such sum of amounts specified in clauses (i) through (iii) of this sentence shall be reduced by any amortization by the Trust of premium on Financed Student Loans that corresponds to any excess of the issue price of Certificates over their principal amount; and

                  (b) any remaining net income shall thereafter be allocated to the Depositor.

If the net income of the Trust for any tax year is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any tax year as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificateholders as of the close of business on the last day of such tax year in proportion to their ownership of principal amount of Trust Certificates on such day. The Depositor is authorized to modify the allocations in this paragraph is necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or to the Certificateholder, or as otherwise required by the Code.

                  For purposes of Treasury regulation Section 1.752-3(a)(3), the Depositor's interest in the Trust shall be equal to one hundred percent (100%) and, accordingly, the Depositor's share of the "nonrecourse liabilities" of the Trust under Section 752 of the Code and the Depositor's share of the "nonrecourse deductions" of the Trust under Section 704 of the Code shall be one hundred percent (100%).

                                  ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

                  SECTION 3.1. INITIAL BENEFICIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the initial issuance of the Trust Certificates, the Depositor shall be the sole beneficial owner of the Trust.

                  SECTION 3.2. THE TRUST CERTIFICATES. The Trust Certificates shall be substantially in the form of Exhibit A. The Trust Certificates shall be issued in minimum denominations of $10.00 and integral multiples of $10 in excess thereof. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Eligible Lender Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates

                  SECTION 3.3. AUTHENTICATION OF TRUST CERTIFICATES. (a) On the Closing Date, the Eligible Lender Trustee shall cause the Trust Certificates in an aggregate principal amount equal to $1,000 to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor, in authorized denominations in exchange for the amount contributed to the Trust pursuant to Section 2.5 and $990 in cash payable by the initial Certificateholders on the Closing Date. Such Trust Certificates shall be designated as the PNC Student Loan Trust 1997-1 Asset-Backed Certificates. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Eligible Lender Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.4 or 3.5 hereunder.

         (b) In connection with the initial issuance of the Trust Certificates the Depositor hereby makes the following representations and warranties:

         (i) It is not (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

         (ii) It is a U.S. Person as defined in Section 7701(a)(30) of the Code.

         (iii) It understands that the Trust Certificates will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Trust Certificates, such Trust Certificates may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is an institutional "accredited investor" as defined in Rule 501(a)(1)-(3) under the Securities Act that purchases for its own account or for the account of another institutional accredited investor or (b) pursuant to an effective registration statement under the Securities Act.

                  SECTION 3.4. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.9, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Eligible Lender Trustee shall provide for the registration of Trust Certificates and of transfer and exchanges of Trust Certificates as provided herein. The Eligible Lender Trustee shall be the Certificate Registrar.

                  Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.9, and compliance with the provisions set forth in Section 3.5, the Eligible Lender Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Eligible Lender Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.9.

                  Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an entity acceptable to the Eligible Lender Trustee. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Eligible Lender Trustee in accordance with its customary practice.

                  No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

                  The preceding provisions of this Section 3.4 notwithstanding, the Eligible Lender Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges of Trust Certificates for a period of 15 days preceding any Distribution Date.

             SECTION 3.5. RESTRICTIONS ON TRANSFER. (a) Except for the initial sale of the Trust Certificates, the Trust Certificates may not be offered or sold except to institutional "accredited investors" (as defined in Rule 501(a)(1)-(3) under the Securities Act who are U.S. Persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act.

             The Trust Certificates have not been registered or qualified under the Securities Act, or any state securities law. No transfer, sale, pledge or other disposition of any Trust Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Eligible Lender Trustee may require, in order to assure compliance with the Securities Act, that the Certificateholder's prospective transferee certify to the Eligible Lender Trustee in writing the facts surrounding such disposition. Unless the Eligible Lender Trustee requests otherwise, such certification shall be substantially in the form of Exhibit B hereto. In the event that such certification of facts does not on its face establish the availability of an exemption under the Securities Act, the Eligible Lender Trustee may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption from the Securities Act, which opinion of counsel shall not be an expense of the Eligible Lender Trustee or of the Trust.

                  (b) Each Trust Certificate will bear a legend substantially to the following effect:

"THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN PNC BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO OR FIRST CHICAGO DELAWARE INC.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

AS LONG AS THE SERIES 1997-1 NOTES ARE OUTSTANDING, THIS TRUST CERTIFICATE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF SMITH BARNEY MORTGAGE CAPITAL GROUP, INC., WHICH MAY NOT BE UNREASONABLY WITHHELD."

                  (c) The Trust Certificates may not at any time be sold, pledged or otherwise transferred without the prior written consent of Smith Barney Mortgage Capital Group, Inc., which may not be unreasonably withheld.

                  SECTION 3.6. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Eligible Lender Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Eligible Lender Trustee on behalf of the Trust shall execute and the Eligible Lender Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Eligible Lender Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

                  SECTION 3.7. PERSONS DEEMED OWNERS. Prior to due presentation of a Trust Certificate for registration of transfer, the Eligible Lender Trustee or the Certificate Registrar and any agent of any thereof may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and neither the Eligible Lender Trustee or the Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.

                  SECTION 3.8. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Eligible Lender Trustee shall furnish or cause to be furnished to the Depositor within 15 days after receipt by the Eligible Lender Trustee of a request therefor from the Depositor in writing, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than 25% of the Certificate Balance apply in writing to the Eligible Lender Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Eligible Lender Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Eligible Lender Trustee will promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Trust Certificate shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Eligible Lender Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  SECTION 3.9. MAINTENANCE OF OFFICE OR AGENCY. The Eligible Lender Trustee shall maintain in (Borough of Manhattan, City of New York) an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Eligible Lender Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Eligible Lender Trustee initially designates its corporate trust office at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670, as such office. The Eligible Lender Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  SECTION 3.10. APPOINTMENT OF CERTIFICATE PAYING AGENT. The Certificate Paying Agent shall make distributions to Certificateholders from the amounts received from the Indenture Trustee out of the Trust Accounts pursuant to Section 5.1 and shall report the amounts of such distributions to the Eligible Lender Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Eligible Lender Trustee may revoke such power and remove the Certificate Paying Agent if the Majority Certificateholder determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Eligible Lender Trustee, and any co-paying agent chosen by the Eligible Lender Trustee acceptable to the Majority Certificateholder, which consent shall not be unreasonably withheld. The Eligible Lender Trustee shall furnish the Indenture Trustee and the Majority Certificateholder with a notice identifying each co-paying agent within two days of any such appointment. The Eligible Lender Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Eligible Lender Trustee and the Majority Certificateholder. If the Eligible Lender Trustee shall no longer be the Certificate Paying Agent, the Eligible Lender Trustee, subject to the prior written consent of the Majority Certificateholder (which consent shall not be unreasonably withheld), shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Eligible Lender Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Eligible Lender Trustee to execute and deliver to the Eligible Lender Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Eligible Lender Trustee that, as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Eligible Lender Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Eligible Lender Trustee. The provisions of Sections 7.1, 7.3, 7.4, 7.5 and 8.1 shall apply to the Eligible Lender Trustee also in its role as Certificate Paying Agent, for so long as the Eligible Lender Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV

                       ACTIONS BY ELIGIBLE LENDER TRUSTEE

                  SECTION 4.1. PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Eligible Lender Trustee shall not take action unless at least 30 days before the taking of such action the Eligible Lender Trustee shall have notified the Certificateholders in writing of the proposed action and the Majority Certificateholder shall not have notified the Eligible Lender Trustee in writing prior to the 30th day after such notice is given that the Majority Certificateholder has withheld consent:

                  (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

                  (b) the amendment of the Indenture or a Terms Supplement by a supplemental indenture;

                  (c) the amendment, change or modification of the Administration Agreement; or

                  (d) the appointment pursuant to the Indenture or a Terms Supplement of a successor Note Registrar or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent, or the consent to the assignment by the Note Registrar, Certificate Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

                  SECTION 4.2. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Eligible Lender Trustee shall not have the power, except upon the direction of the Majority Certificateholders or, with the Majority Certificateholder's consent, to (a) remove the Master Servicer or the Administrator under the Transfer and Servicing Agreement pursuant to Section
8.1 thereof or (b) except as expressly provided in the Basic Documents, sell the Financed Student Loans after the termination of the Indenture. The Eligible Lender Trustee shall take the actions referred to in the receding sentence only upon written instructions signed by the Majority Certificateholder.

                  SECTION 4.3. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Eligible Lender Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Eligible Lender Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

                  SECTION 4.4. RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Eligible Lender Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3 nor shall the Eligible Lender Trustee be permitted to follow any such direction, if given.

                  SECTION 4.5. MAJORITY CONTROL. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Majority Certificateholders evidencing not less than 50.1% of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by the Majority Certificateholders evidencing not less than 50.1% of the Certificate Balance at the time of the delivery of such notice.

                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  SECTION 5.1. APPLICATION OF TRUST FUNDS. (a) No later than the close of business on the day it receives funds distributed by the Indenture Trustee pursuant to Sections 5.5, 5.6 and 5.10 of the Transfer and Servicing Agreement, the Certificate Paying Agent will distribute such amounts to Trust Certificateholders on a pro rata basis, based upon the portion of the Certificate Balance held by such Certificateholder; provided, however, that if the Eligible Lender Trustee receives funds for distribution to Certificateholders after 11:00 a.m. on any day it shall use all reasonable efforts to distribute such funds to the applicable Certificateholders on such day but shall not be liable for any damages if such funds are distributed on the following Business Day. Notwithstanding the foregoing, all amounts received by the Eligible Lender Trustee from the Indenture Trustee representing amounts in the Reserve Account in excess of the Specified Reserve Account Balance shall be distributed to the Depositor (but such distributions shall not reduce the principal amount of the Trust Certificates held by the Depositor) and no other Certificateholder shall be entitled to have a claim for such amounts.

                  (b) No later than the Business Day following its receipt thereof, the Eligible Lender Trustee shall send to each Trust Certificateholder the statement provided to the Eligible Lender Trustee by the Administrator pursuant to Section 5.7 of the Transfer and Servicing Agreement relating to such Certificate Distribution Date.

                  (c) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Eligible Lender Trustee is hereby authorized to and shall, upon receipt of written instructions of the Administrator identifying the appropriate amount, to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Eligible Lender Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Eligible Lender Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Eligible Lender Trustee and the Administrator shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Eligible Lender Trustee and the Administrator for any reasonable out-of-pocket expenses incurred.

                  SECTION 5.2. METHOD OF PAYMENT. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the applicable Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefore, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions (which may be standing instructions) at least five Business Days prior to such Distribution Date or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

                  SECTION 5.3. SEGREGATION OF MONEYS; NO INTEREST. Subject to
Section 5.1, moneys received by the Eligible Lender Trustee hereunder shall be deposited in the Certificate Distribution Account and invested in Eligible Investments in accordance with instructions received from the Administrator. The Eligible Lender Trustee shall not be liable for any interest thereon.

                  SECTION 5.4. ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. The Administrator, on behalf of the Eligible Lender Trustee, shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Certificateholder (and to each Person who was a Certificateholder at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each such Certificateholder to prepare its Federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, Internal Revenue Service Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal, state and local income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.1(c) with respect to income or distributions to Certificateholders. The Administrator, on behalf of the Eligible Lender Trustee, shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Student Loans. Neither the Eligible Lender Trustee nor the Administrator on behalf of the Eligible Lender Trustee shall make the election provided under Section 754 of the Code.

                  SECTION 5.5. SIGNATURE ON RETURNS; TAX MATTERS PARTNER. (a) The Depositor shall sign on behalf of the Trust the tax returns of the Trust unless otherwise required by applicable law.

                  (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                AUTHORITY AND DUTIES OF ELIGIBLE LENDER TRUSTEE

                  SECTION 6.1. GENERAL AUTHORITY. The Eligible Lender Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Eligible Lender Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver such Notes as may from time to time be authorized by the Indenture and any related Terms Supplement. The Eligible Lender Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Financed Student Loans and (ii) to take all actions required pursuant to
Section 4.2(c) of the Transfer and Servicing Agreement, and otherwise follow the direction of and cooperate with the Administrator in submitting, pursuing and collecting any claims to and with the Department and any Guarantor with respect to any Interest Subsidy Payments, Special Allowance Payments, and any other payments relating to the Financed Student Loans.

                  In addition to the foregoing, the Eligible Lender Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents or with respect to the administration of the Trust and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

                  SECTION 6.2. GENERAL DUTIES. It shall be the duty of the Eligible Lender Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the best interests of the Certificateholders, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the

Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

                  SECTION 6.3. ACTION UPON INSTRUCTION. (a) The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                  (b) Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders and the Administrator requesting instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction received from the Administrator, the Eligible Lender Trustee shall not be liable on account of such action to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                  (c) If the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any agreement entered into by the Eligible

Lender Trustee on behalf of the Trust or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or if this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Certificateholders, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 30 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents or such other agreements, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                  SECTION 6.4. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT, THE TRANSFER AND SERVICING AGREEMENT, ANY SUPPLEMENTAL TRANSFER AND SERVICING AGREEMENT OR IN INSTRUCTIONS. The Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement, the Transfer and Servicing Agreement, or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, The First National Bank of Chicago in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

                  SECTION 6.5. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Eligible Lender Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except
(i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it or the Trust is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to Section 6.3.

                  SECTION 6.6. RESTRICTIONS. The Eligible Lender Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Eligible Lender Trustee to take any action that would violate the provisions of this Section.

                                  ARTICLE VII

                     CONCERNING THE ELIGIBLE LENDER TRUSTEE

                  SECTION 7.1. ACCEPTANCE OF TRUSTS AND DUTIES. The Eligible Lender Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement for the benefit of the Certificateholders. The Eligible Lender Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate under the terms of this Agreement and the other Basic Documents. The Eligible Lender Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Eligible Lender Trustee; provided, however, that in no event shall the Eligible Lender Trustee be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any lost profits or exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not the Eligible Lender Trustee has been advised of the possibility of such damages. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Eligible Lender Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Eligible Lender Trustee unless it is proved that the Eligible lender Trustee was negligent in ascertaining the pertinent facts;

                  (b) the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, the Depositor or the Certificateholders of Certificates evidencing the requisite percentage of the Certificate Balance;

                  (c) no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or for any amounts owing under the Trust Certificates;

                  (e) the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates and the Eligible Lender Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

                  (f) the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Depositor, Administrator, the Seller, the Indenture Trustee or the Master Servicer under this Agreement or any of the other Basic Documents or otherwise and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Transfer and Servicing Agreement, the Indenture Trustee under the Indenture or any Terms Supplement or the Master Servicer under the Transfer and Servicing Agreement; and

                  (g) the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the

         Certificateholders, unless such Certificateholders have offered to the Eligible Lender Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

                  SECTION 7.2. FURNISHING OF DOCUMENTS. The Eligible Lender Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Eligible Lender Trustee under the Basic Documents.

                  SECTION 7.3. REPRESENTATIONS AND WARRANTIES. The Eligible Lender Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders that:

                  (a) It is a national banking association duly organized and validly existing in good standing under the laws of The United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf, and when so executed shall be a legal, valid and binding obligation of the Eligible Lender Trustee, enforceable against the Eligible Lender Trustee in accordance with its terms.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will, contravene any Federal or state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                  (d) It is an "eligible lender", as such term is defined in
         Section 435(d) of the Higher Education Act, for purposes of holding legal title to the Financed Student Loans as contemplated by this Agreement and the other Basic Documents has obtained a lender identification number with respect to the Trust from the Department and has in effect a Guarantee Agreement with each of the guarantors with respect to the Financed Student Loans.

                  SECTION 7.4. RELIANCE; ADVICE OF COUNSEL. (a) The Eligible Lender Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents, including the Administrator, or attorneys pursuant to agreements entered into with any of them, and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee with reasonable care or by the Administrator or Depositor, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it or selected and employed by the Administrator or Depositor. The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

                  SECTION 7.5. NOT ACTING IN INDIVIDUAL CAPACITY. Except for the representations and warranties set forth in Section 7.3, in accepting the trusts hereby created The First National Bank of Chicago acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

                  SECTION 7.6. ELIGIBLE LENDER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR FINANCED STUDENT LOANS. The recitals contained in any Trust Supplement and in the Trust Certificates (other than the signature and countersignature of the Eligible Lender Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Eligible Lender Trustee assumes no responsibility for the correctness thereof. The Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Trust Certificates or any other Basic Document (other than the signature and countersignature of the Eligible Lender Trustee on the Trust Certificates) or the Notes, or of any Financed Student Loan or related documents. Except as to a Guarantor or the U.S. Secretary of Education, the Eligible Lender Trustee shall at no time have any responsibility or liability (except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments of any Financed Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including without limitation: the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Depositor, Administrator, Seller or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Depositor,

Seller, Administrator, the Indenture Trustee or the Master Servicer or any subservicer taken in the name of the Eligible Lender Trustee; and the failure of the Financed Student Loans to be serviced in conformity with applicable regulations.

Notwithstanding any provision in this Agreement or the Basic Documents, nothing in such Agreement and Basic Documents shall be construed to limit the Eligible Lender Trustee's responsibility to the U.S. Secretary of Education or a Guarantor in its capacity as Eligible Lender Trustee for any violations of statutory or regulatory requirements that may occur with respect to loans held in the Trust, pursuant to 34 CFR 682.203(b) or any successor provision thereto.

                  SECTION 7.7. ELIGIBLE LENDER TRUSTEE MAY OWN TRUST CERTIFICATES AND NOTES. The Eligible Lender Trustee in its individual or any other capacity may become the owner or pledgee of the Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee, the Master Servicer and the Guarantors in banking or trust transactions with the same rights as it would have if it were not Eligible Lender Trustee, including serving as a trustee of other trusts dealing in any student loans, including trusts which purchase student loans from the Trust.

                  SECTION 7.8 REPRESENTATIONS AND WARRANTEES OF DELAWARE TRUSTEE. The Delaware Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders that:

                  (a) It is a Delaware banking corporation duly organized and validly existing in good standing under the laws of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf, and when so executed shall be a legal, valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will, contravene any Federal or state law, governmental rule or regulation governing the banking or trust powers of the Delaware Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                                  ARTICLE VIII

                    COMPENSATION OF ELIGIBLE LENDER TRUSTEE

                  SECTION 8.1. ELIGIBLE LENDER TRUSTEE'S FEES AND EXPENSES. The Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Eligible Lender Trustee. Such fee shall be payable as provided in Section 5.5 of the Transfer and Servicing Agreement.

                  SECTION 8.2. PAYMENTS TO THE ELIGIBLE LENDER TRUSTEE. Any amounts paid to the Eligible Lender Trustee pursuant to this Agreement or the Transfer and Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

                  SECTION 9.1. TERMINATION OF TRUST AGREEMENT. (a) This Trust shall terminate upon the earlier of (i) the final distribution by the Eligible Lender Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, any related Terms Supplement, the Transfer and Servicing Agreement, Article V hereof and any Trust Supplement, (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and (iii) the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in
Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except as provided in Section 9.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust without the prior written consent of the Indenture Trustee

                  (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Eligible Lender Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to
Section 9.1(c) of the Transfer and Servicing Agreement, stating (i) the Distribution Date upon which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein specified. The Eligible Lender Trustee shall give such notice to the Certificate Registrar (if other than the Eligible Lender Trustee) and the Certificate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.1. Certificates shall cease to earn interest as of the termination date of the Trust.

                  (d) If all the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Eligible Lender Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Eligible Lender Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Eligible Lender Trustee to the Depositor.

                  (e) Upon termination of the Trust in accordance with Article IX, the Eligible Lender Trustee or Delaware Trustee shall cause the Certificate of Trust to be canceled by filing a Certificate of Cancellation with the Delaware Secretary of State under applicable law.

                  SECTION 9.2. DISSOLUTION UPON INSOLVENCY OF DEPOSITOR. If an Insolvency Event shall occur with respect to the Depositor, the Trust shall be terminated in accordance with Section 9.1 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the Majority Certificateholder to the effect that each such party disapproves of the liquidation of the Financed Student Loans and termination of the Trust, in which event the Trust shall continue in accordance with the Basic Documents. Promptly after the occurrence of any Insolvency Event with respect to the Depositor (i) the Depositor shall give the Indenture Trustee and the Eligible Lender Trustee and the Majority Certificateholder written notice of such Insolvency Event, (ii) the Eligible Lender Trustee shall, upon the receipt of such written notice from the Depositor give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Eligible Lender Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination pursuant to this Section 9.2, the Eligible Lender Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Transfer and Servicing Agreement.

                                   ARTICLE X

                     SUCCESSOR ELIGIBLE LENDER TRUSTEES AND
                      ADDITIONAL ELIGIBLE LENDER TRUSTEES

                  SECTION 10.1. ELIGIBILITY REQUIREMENTS FOR ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee shall at all times be a corporation or association (i) qualifying as an "eligible lender" as such term is defined in
Section 435(d) of the Higher Education Act for purposes of holding legal title to the Financed Student Loans on behalf of the Trust, with a valid lender identification number with respect to the Trust from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Financed Student Loans; (iii) having in effect Guarantee Agreements with each of the Guaranty Agencies then guaranteeing Financed Student Loans; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or state authorities; and (v), with respect to any successor Eligible Lender Trustees, having (or having a parent which has) a rating of at least Baa3 by Moody's and at least BBB by Standard & Poor's. If the Eligible Lender Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

                  SECTION 10.2. RESIGNATION OR REMOVAL OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Administrator may dismiss the Eligible Lender Trustee or any co-paying agent at any time for its failure to act in accordance with the terms of this Agreement; provided, however, that prior to any such dismissal, the Administrator shall have given the Eligible Lender Trustee or the co-paying agent, as the case may be, notice identifying such failure, and shall have given the

Eligible Lender Trustee or the co-paying agent, as the case may be, two Business Days to cure such failure, if such failure relates to the distribution of funds to Certificateholders, and 30 days to cure all other failures. Upon receiving such notice of resignation or dismissal, the Majority Certificateholder with notice to the Administrator shall promptly appoint a successor Eligible Lender Trustee meeting the eligibility requirements of
Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee and one copy to the successor Eligible Lender Trustee. If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or dismissal, the resigning or dismissed Eligible Lender Trustee, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning or dismissed Eligible Lender Trustee, as the case may be, from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                  If at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Eligible Lender Trustee shall have occurred and be continuing, then the Administrator may remove the Eligible Lender Trustee. If the Administrator shall remove the Eligible Lender Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint, with the prior approval of the Majority Certificateholder, a successor Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee so removed and one copy to the successor Eligible Lender Trustee and payment of all fees owed to the outgoing Eligible Lender Trustee.

                  Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Eligible

Lender Trustee. The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee to the Majority Certificateholder. Certificateholders and ,if any Notes or Certificates are then rated by any of the Rating Agencies, the Rating Agencies.

                  SECTION 10.3. SUCCESSOR ELIGIBLE LENDER TRUSTEE. Any successor Eligible Lender Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee shall become effective and such successor Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee. The predecessor Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Eligible Lender Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee all such rights, powers, duties and obligations.

                  No successor Eligible Lender Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 10.1 and shall have made the representations and warranties set forth in Section 7.3 to the Depositor, for the benefit of the Certificateholders.

                  Upon acceptance of appointment by a successor Eligible Lender Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee to all Certificateholders, the Indenture Trustee the Noteholders. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee, the successor Eligible Lender Trustee shall cause such notice to be mailed at the expense of the Administrator.

                  SECTION 10.4. MERGER OR CONSOLIDATION OF ELIGIBLE LENDER TRUSTEE. Any corporation into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; provided further that the Eligible Lender Trustee shall mail notice of such merger or consolidation to the Depositor.

                  SECTION 10.5. APPOINTMENT OF CO-ELIGIBLE LENDER TRUSTEE OR SEPARATE ELIGIBLE LENDER TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, the Majority Certificateholder, and if the Notes or the Certificates are then rated by any of the Rating Agencies, the Rating Agencies, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.1, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv), (v) and (vi) of Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.3. The expenses incurred in connection with the retention of any co-trustee shall be deemed an Expense of the Issuer to be borne by the Depositor.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Eligible Lender Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

             (iii) the Administrator and the Eligible Lender Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee. Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator.

                  Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustees shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                                 MISCELLANEOUS

                  SECTION 11.1. SUPPLEMENTS AND AMENDMENTS. (a) This Agreement, including the Exhibits, Attachments and Annexes hereto, may be amended by the Depositor and the Eligible Lender Trustee, but without the consent of any of the Noteholders or the other Certificateholder to cure any ambiguity, to change the registered office of the Trust in Delaware set forth in Section 2.2 hereof, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders, or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

                  (b) Subject to the last sentence of Section 2.3, this Agreement may also be amended from time to time by the Depositor and the Eligible Lender Trustee, with the consent of (i) the Noteholders of Notes evidencing not less than 50.1% of the Outstanding Amount of the Notes, and (ii) the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders, (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance of Trust Certificates required to consent to any such amendment, without the consent of all the outstanding Noteholders and Certificateholders or (c) modify Section 2.7 (or any other Sections without an Opinion of Counsel that such amendment will not cause the Trust to be taxed as a corporation).

                  Promptly after the execution of any such amendment or consent, the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and, if the Notes or Certificates are then rated by any Rating Agency, the Rating Agencies.

                  It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

                  (c) Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  (d) Notwithstanding anything to the contrary contained in this Section 11.1, or elsewhere in this Agreement, the Depositor and the Eligible Lender Trustee (upon written direction from the Depositor), at any time and from time to time, may enter into one or more Trust Supplements to set forth the terms of any Class of Trust Certificates that have not theretofore been authorized by a Trust Supplement.

                  SECTION 11.2. NO LEGAL TITLE TO TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                  SECTION 11.3. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 11.4. NOTICES. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Eligible Lender Trustee shall be deemed given only upon actual receipt by the Eligible Lender Trustee), if to the Eligible Lender Trustee, to The First National Bank of Chicago, addressed to its Corporate Trust Office at One First National Plaza, Suite 0126; Chicago, Illinois 60670; if to the Depositor, to PNC Bank, National Association, addressed to 2600 Liberty Avenue, Suite 200; Pittsburgh, Pennsylvania 15222; Attention: John Peters; with a copy to PNC Bank, National Association, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222; Attention: Helen Pudlin, Esq.; Senior Vice President and General Counsel, or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

                  (b) Any notice required or permitted to be given to a Certificateholder shall be given (i) by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or
(ii) by facsimile if the Certificate Register contains a facsimile number for such Certificateholder. Any notice so mailed or sent by facsimile within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  SECTION 11.5. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.6. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.7. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Eligible Lender Trustee and its successors, each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                  SECTION 11.8. NO PETITION. (a) Prior to the date which is one year and a day after the termination of the Trust pursuant to Section 9.1, the Depositor will not institute against the Trust any bankruptcy proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

                  (b) The Eligible Lender Trustee (not in its individual capacity but solely as Eligible Lender Trustee), by entering into this Agreement, and each Certificateholder, by accepting a Trust Certificate hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates the Notes, this Agreement or any of the other Basic Documents.

                  SECTION 11.9. NO RECOURSE. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Seller, the Master Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth in this Agreement, the Trust Certificates or the other Basic Documents.

                  SECTION 11.10. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11.11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The Trust created by this Agreement shall be a business trust subject to Delaware law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                          Eligible Lender Trustee

                                        By: /S/ JEFFREY L. KINNEY
                                           --------------------------------
                                            Name:  Jeffrey L. Kinney
                                            Title: Assistant Vice
                                                   President

                                        FIRST CHICAGO DELAWARE INC., as
                                          Delaware Trustee

                                        By: /S/ JOHN R. PRENDIVILLE
                                           --------------------------------
                                            Name:  John R. Prendiville
                                            Title: Vice President


                                        PNC BANK, NATIONAL ASSOCIATION, as
                                          Depositor,

                                        By: /S/ BRYAN W. RIDLEY
                                           --------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK  )
                   )SS:
COUNTY OF NEW YORK )

                  On this, the 27th day of March, 1997, before me, the undersigned officer, personally appeared Jeffrey L. Kinney, who acknowledged himself to be an Assistant Vice President of The First National Bank of Chicago, and that he as such, being authorized to do so, executed the foregoing for the purpose of creating PNC Student Loan Trust 1997-I with The First National Bank of Chicago, as Eligible Lender Trustee, in accordance with the terms of the foregoing instrument, by signing the name of the corporation by himself as Assistant Vice President.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /S/ JAMES L. BURNS
                                     ------------------------
                                           Notary Public
                                               (SEAL)

                                                                       EXHIBIT A
                                                          TO THE TRUST AGREEMENT

                           FORM OF TRUST CERTIFICATE
                      SEE REVERSE FOR CERTAIN DEFINITIONS

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

         THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         THIS TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR AN INTEREST IN PNC BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF CHICAGO OR FIRST CHICAGO DELAWARE INC.

         THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

         AS LONG AS THE SERIES 1997-I NOTES ARE OUTSTANDING, THIS TRUST CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF SMITH BARNEY MORTGAGE CAPITAL GROUP, INC., WHICH SHALL NOT BE UNREASONABLY WITHHELD.

Original Denomination:
Principal Balance:


                            PNC STUDENT LOAN TRUST I

                           ASSET BACKED CERTIFICATES

         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by PNC Bank, National Association (the "Seller").

                  THIS CERTIFIES THAT                is the registered owner of
a                dollars non-assessable, fully-paid, fractional undivided
interest in the PNC Student Loan Trust I (the "Trust"), a business trust formed under the laws of Delaware by PNC Bank, National Association (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of March 27, 1997 (the "Trust Agreement") between the Depositor and The First National Bank of Chicago, as eligible lender trustee (the "Eligible Lender Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement; such Appendix A also contains rules as to usage that shall be applicable herein.

                  This Certificate is one of the duly authorized Certificates designated as "PNC Student Loan Trust I Asset Backed Certificates" (herein called the "Trust Certificates"). Issued under the Master Indenture dated as of March 27, 1997, between the Trust and Bankers Trust Company, as Indenture Trustee, will be one or more series of notes, each series to be issued under a separate terms agreement (such notes referred to herein as, collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Financed

Student Loans"), all moneys paid thereunder on or after the Cut-off Date certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement and the Transfer and Servicing Agreement and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Transfer and Servicing Agreement.

                  Under the Trust Agreement, distributions will be made on the Trust Certificates on each Distribution Date, commencing in May 1997 in the manner set forth in the Trust Agreement and the Transfer and Servicing Agreement.

                  Each holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate from Available Funds and amounts on deposit in the Reserve Account are subordinated to the rights of the Noteholders as described in the Transfer and Servicing Agreement and the Indenture.

                  Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

                  Each Certificateholder, by its acceptance of a Trust Certificate, (i) agrees, for federal, state and local income and franchise tax purposes, to treat the Trust as a partnership, with the assets of the partnership being the Financed Student Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership, and (ii) acknowledges that the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for federal, state and local and franchise tax purposes and that the Administrator will not make, or cause to be made, an election under the provisions of Treasury Regulation Section 301.7701.3 to classify the Trust as an association.

                  Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Eligible Lender Trustee by wire transfer or by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon.

                  Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized representative of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

                                        PNC STUDENT LOAN TRUST I

                                  By:    The First National Bank of Chicago,
                                         not in its individual capacity but
                                         solely as Eligible Lender Trustee,


                                  By:________________________
                                      Authorized Signatory


Date:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

                                        THE FIRST NATIONAL BANK OF CHICAGO, not
                                        in its individual capacity but
                                        solely as Eligible Lender
                                        Trustee,

                                        By:___________________________
                                            Authorized Representative

Date:

                         [Reverse of Trust Certificate]

                  The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Master Servicer, the Administrator, the Eligible Lender Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections respecting the Financed Student Loans, all as more specifically set forth in the Transfer and Servicing Agreement. A copy of each of the Transfer and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon request.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Transferor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Eligible Lender Trustee with the consent of the Majority Certificateholders. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by The First National Bank of Chicago in its capacity as Certificate Registrar, or by any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Trust Certificates are issuable only as registered Trust Certificates without coupons in minimum denominations of $1.00 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same percentage interest, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Eligible Lender Trustee, the Certificate Registrar and any agent of the Eligible Lender Trustee and the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Eligible Lender Trustee or the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

AS LONG AS THE SERIES 1997-I NOTES ARE OUTSTANDING, THIS TRUST CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF SMITH BARNEY MORTGAGE CAPITAL GROUP, INC., WHICH SHALL NOT BE UNREASONABLY WITHHELD.

                  This Trust Certificate may not be transferred directly or indirectly to (1) employee benefit plans, retirement arrangements, individual retirement accounts or Keogh plans subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) entities (including insurance company general accounts) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in such entities. By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not any of the foregoing entities.

                  This Trust Certificate may not be transferred to any person who is not a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended.

                  Each purchaser of the Trust Certificates shall be required, prior to purchasing a Trust Certificate, to execute the Purchaser's Representation and Warranty Letter in the form attached to the Trust Agreement as Exhibit B.

                  The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Transfer and Servicing Agreement and the disposition of all property held as part of the Trust. The Seller may at its option purchase the corpus of the Trust at a price specified in the Transfer and Servicing Agreement, and such purchase of the Financed Student Loans and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable only as of any Distribution Date on or after the date on which the Pool Balance is less than or equal to 5% of the Initial Pool Balance.

                  This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

----------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

----------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________ Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:                                   ________________________________*
                                                 Signature Guaranteed:

                                         ________________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an approved eligible guarantor institution, an institution which is a participant in a Securities Transfer Association recognized signature guarantee program.

                                                                      APPENDIX A
                                                                          TO THE
                                                                 TRUST AGREEMENT

                             DEFINITIONS AND USAGE

                                     USAGE

                  The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

                  (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

                  (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

                  (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

                  (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                  DEFINITIONS

                  "ACT" has the meaning specified in Section 11.3(a) of the Indenture.

                  "ADMINISTRATION AGREEMENT" means the Administration Agreement dated as of March 27, 1997, among the Issuer, the Indenture Trustee and the Administrator, as amended from time to time.

                  "ADMINISTRATION FEE" has the meaning specified in Section 3 of the Administration Agreement.

                  "ADMINISTRATOR" means PNC Bank, National Association, in its capacity as administrator of the Issuer and the Financed Student Loans, or any successor as Administrator under the Transfer and Servicing Agreement.

                  "ADMINISTRATOR DEFAULT" has the meaning specified in Section 8.1(b) of the Transfer and Servicing Agreement.

                  "ADMINISTRATOR'S CERTIFICATE" means an Officer's Certificate of the Administrator delivered pursuant to Section 4.7(b) of the Transfer and Servicing Agreement, substantially in the form of Exhibit C thereto.

                  "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AFSA" means the AFSA Data Corporation.

                  "AUTHENTICATING AGENT" means the Person appointed by the Indenture Trustee at the request of the Issuer as Authenticating Agent for the Notes pursuant to Section 2.3(8) of the Indenture, and any successor Authenticating Agent for the Notes.

                  "AUTHORIZED OFFICER" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee, with a copy to the Majority Noteholder, on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) with respect to the Administrator, any officer of the Administrator who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee, with a copy to the Majority Noteholder, on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to or to be acted upon by the Transferor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Transferor to the Indenture Trustee, with a copy to the Majority Noteholder, on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to a Servicer, any officer of such Servicer who is authorized to act for such Servicer in matters relating to or to be acted upon by such Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by such Servicer to the Indenture Trustee, with a copy to the Majority Noteholder, on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "AVAILABLE FUNDS" means, with respect to a Distribution Date, the sum, without duplication, of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans) during such collecting period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans;
(iii) all proceeds from any sales of Financed Student Loans by the Trust during such Collection Period (including but not limited to Financed Student Loans repurchased by the Transferor or its designee or purchased by a Third Party Purchaser pursuant to the provisions of Article X of the Transfer and Servicing Agreement); (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans repurchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; (vi) the aggregate amounts, if any, received from the Transferor or the Master Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans pursuant to Section 3.2 or Section 4.5, respectively, of the Transfer and Servicing Agreement and (vii) Investments Earnings for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

                  "BASIC DOCUMENTS" means the Trust Agreement, the Indenture, each Terms Supplement, the Transfer and Servicing Agreement, the Administration Agreement, the Guarantee Agreements, the Purchase Agreement and other documents and certificates delivered in connection with any thereof and all amendments and supplements thereto.

                  "BENEFIT PLAN" means any employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of ERISA or Section 4975 of the

Code, or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan's investment in the entity.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which national banking associations or banking institutions or trust companies in New York are authorized or obligated by law, regulation or executive order to remain closed.

                  "CERTIFICATE" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

                  "CERTIFICATE BALANCE" equals, initially, the Initial Certificate Balance and, thereafter, equals the Initial Certificate Balance reduced by all amounts previously distributed to Certificateholders as principal. In determining whether the Certificateholders which hold Certificates representing the requisite Certificate Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, the Certificate Balance shall not include the principal balance of Certificates owned by the Transferor or any Affiliate of the Transferor.

                  "CERTIFICATE DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "CERTIFICATE MONTHLY ADVANCE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "CERTIFICATE PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 3.10 of the Trust Agreement, which shall initially be the Eligible Lender Trustee.

                  "CERTIFICATE INITIAL RATE" means 7.1875% per annum.

                  "CERTIFICATE RATE" means One-Month LIBOR plus 1.50%.

                  "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

                  "CERTIFICATEHOLDER" means a Person in whose name a Certificate is registered in the Certificate Register.

                  "CERTIFICATEHOLDERS' DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Certificate Distribution Date on and after the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

                  "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess, if any, of (i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Certificate Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually distributed to such Certificateholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to such Certificateholders, to the extent permitted by law, at the related Certificate Rate from such preceding Distribution Date to the current Distribution Date.

                  "CERTIFICATEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any Certificate Distribution Date, the sum of (i) the amount of interest accrued at the Certificate Rate for the related Interest Period on the outstanding Certificate Balance on the immediately preceding Distribution Date, after giving effect to all distributions of principal to Certificateholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall for such Distribution Date; provided, however, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Carryover.

                  "CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date on or after which the Notes have been paid in full, the excess of (i) the sum of the Certificateholders' Principal Distribution Amount on such Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Distribution Date.

                  "CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, on each Distribution Date on and after the date when the principal balance of each Class of Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the Collection Period in the immediately preceding such Distribution Date and (b) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the Certificates. Further, on the Distribution on which the principal balance of the last Outstanding Class of Notes is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Distribution Date over the amount of principal paid on the Notes on such date.

                  "CLASS" means any class of Notes.

                  "CLASS INITIAL RATE" means, with respect to any Class, the rate identified as such in the related Terms Supplement.

                  "CLASS INITIAL RATE ADJUSTMENT DATE" means, with respect to any Class of Notes, May 15, 1997.

                  "CLASS INTEREST RATE" means, with respect to any Class, the interest rate determined as set forth in the related Terms Supplement.

                  "CLOSING DATE" means March 27, 1997.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "COLLECTION PERIOD" means, with respect to the first Distribution Date, the period beginning March 26, 1997 and ending on April 30, 1997, inclusive, and with respect to each subsequent Distribution Date thereafter, the Collection Period means the calendar month immediately following the end of the previous Collection Period.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "CONSOLIDATION LOAN" means a Financed Student Loan designated as such, made by the Transferor to an eligible borrower that represents the refinancing of student loans to such borrower and his or her spouse in accordance with the applicable terms and provisions of the Higher Education Act.

                  "CORPORATE TRUST OFFICE" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office on the Closing Date is located at Four Albany Street, New York, New York 10006 Attention: Corporate Trust and Agency Group, Structured Finance Group (telephone: (212) 250- 6652; facsimile: (212) 250-6439) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Certificateholder and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders the Majority Noteholder and the Transferor) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois 60670,
Attention: Jeffrey C. Kinney telephone: (312) 407-1892; facsimile (312) 407-1708; or at such other address as the Eligible Lender Trustee may designate by notice to the Certificateholders and the Transferor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholders and the Transferor).

                  "CUT-OFF DATE" means, the close of business on March 25, 1997.

                  "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "DEFERRAL PHASE" means the period during which the related borrower is in school and for certain authorized periods as described in the Higher Education Act.

                  "DELIVERY" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313) of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

                  "DEPARTMENT" means the United States Department of Education, an agency of the Federal government.

                  "DEPOSITOR" means PNC Bank, National Association in its capacity as Depositor under the Trust Agreement.

                  "DETERMINATION DATE" means, with respect to any Distribution Date, the fifth Business Day preceding such Distribution Date.

                  "DISTRIBUTION" means, with respect to any Financed Student Loan, the amount of the monthly remittance payable to the holder of such Financed Student Loan in accordance with its terms.

                  "DISTRIBUTION DATE" means (i) the Business Day immediately following the end of an Interest Period, commencing May 15, 1997 and (ii) any day on which a deposit is made into the Collection Account pursuant to Article X of the Transfer and Servicing Agreement.

                  "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

                  "ELIGIBLE INSTITUTION" means an entity which is an institution whose deposits are insured by the FDIC and the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by Standard & Poor's and A2 or better by Moody's, or one of the two highest short-term ratings by Standard & Poor's and the highest short term rating by Moody's, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company.

                  "ELIGIBLE INVESTMENTS" As used herein, Eligible Investments shall include the following:

         (1) Cash (insured at all times by the Federal Deposit Insurance Corporation);

         (2) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

         (3) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  -       Export-Import Bank
                  -       Farm Credit System Financial Assistance Corporation
                  -       Farmers Home Administration
                  -       General Services Administration
                  -       U.S. Maritime Administration
                  -       Small Business Administration
                  -       Government National Mortgage Association (GNMA)
                  -       U.S. Department of Housing & Urban Development (PHA's)
                  -       Federal Housing Administration;

         (4) senior debt obligations rated "AAA" by Standard & Poor's and "Aaa" by Moody's issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation

         (5) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-1" or "A-1+" by Standard & Poor's and "P-1" by

                  Moody's and maturing no more than 360 days after the date of purchase (ratings on holding companies not being considered the rating of the bank);

         (6) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" by Standard & Poor's and "P-1" by Moody's and which matures not more than 270 days after the date of purchase;

         (7) Investments in money market funds (including, but not limited to, money market mutual funds) rated "AAAm" or "AAAm-G" or better by Standard & Poor's;

         (8) Pre-refunded Municipal Obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                           (A) which are rated, based on an irrevocable escrow account or fund (the "escrow"), in the highest rating category of Standard & Poor's and Moody's or any successors thereto; or

                           (B) (i) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (2) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

         (9) investment agreements approved in writing by the Majority Noteholder; and

         (10) other forms of investments (including repurchase agreements) approved in writing by the Majority Noteholder.

         Notwithstanding anything in this Agreement or the Basic Documents to the contrary, for so long as the Transferor is a Certificateholder, all investments of the Trust shall be made in investments permissible for a national bank.

         The value of the above investments shall be determined as follows:

         a) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination;

         b) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: the average bid price at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Indenture Trustee in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service;

         c) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

         d) as to any investment not specified above: the value thereof established by prior agreement between the Issuer, the Administrator, the Indenture Trustee and the Majority Noteholder.

                  "ELIGIBLE LENDER TRUSTEE" means The First National Bank of Chicago not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.

                  "ELIGIBLE LENDER TRUSTEE FEE" has the meaning specified in
Section 8.1 of the Trust Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT" has the meaning specified in Section 5.1 of the Indenture.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Controller or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "EXPENSE ACCOUNT" means the account designated as such pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "EXPENSES" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FEDERAL FUNDS RATE" means, for any date of determination, the Federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such day, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

                  "FEDERAL LOAN" means a Financed Student Loan which is a PLUS Loan, SLS Loan, Consolidation Loan, Stafford Loan or Unsubsidized Stafford Loan.

                  "FHLMC" means Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  "FINAL MATURITY DATE" means, with respect to any Note, the date on which the entire unpaid principal amount of such Note becomes due and payable as provided in the related Terms Supplement or Trust Agreement, respectively.

                  "FINANCED STUDENT LOAN" means the Federal Loans set forth in Schedule A to the Transfer and Servicing Agreement, as amended from time to time by the Issuer to accurately reflect the Financed Student Loans then subject to the Lien of the Indenture. The Schedule of Financed Student Loans may be in the form of microfiche or other form of electronic media.

                  "FINANCED STUDENT LOAN FILES" means the documents specified in Section 3.3 of the Transfer and Servicing Agreement.

                  "FNMA" means Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  "GRACE PERIOD" means certain grace periods authorized by the Higher Education Act during which the related borrower's scheduled payments are deferred.

                  "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Trust Estate or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Trust Estate and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "GREAT LAKES" means Great Lakes Higher Education Corporation.

                  "GUARANTEE AGREEMENTS" means each agreement entered into between the Eligible Lender Trustee and a Guarantor pursuant to which such Guarantor guarantees payments on Financed Student Loans.

                  "GUARANTEE PAYMENT" means any payment made by a Guaranty Agency pursuant to a Guarantee Agreement in respect of a Financed Student Loan.

                  "GUARANTOR" means each Guaranty Agency that enters into a Guarantee Agreement with the Eligible Lender Trustee pursuant to which such Guaranty Agency guarantees payments on Financed Student Loans. "Guarantor" includes the Department when it performs as a successor to an insolvent or defunct Guarantor for purposes of making Guarantee Payments.

                  "GUARANTY AGENCY" means any agency which has an agreement with the Department of Education to be a guarantor of Federal Loans.

                  "HIGHER EDUCATION ACT" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

                  "INDENTURE" means the Master Indenture and any Terms Supplement, each as amended or supplemented from time to time, with respect to which the Notes issued thereunder are still Outstanding.

                  "INDENTURE TRUST ESTATE" means all money, instruments, rights and other property that are, from time to time, subject or intended to be subject to the Lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

                  "INDENTURE TRUSTEE" means Bankers Trust Company, not in its individual capacity but solely as Indenture Trustee under the Indenture.

                  "INDENTURE TRUSTEE FEE" has the meaning specified in Section
6.7 of the Master Indenture, as may be amended pursuant to any Terms
Supplement.

                  "INDEPENDENT" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Master Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

                  "INDIVIDUAL NOTE" means a Note of an initial principal amount equal to $50,000. A Note of an original principal amount in excess thereof shall be deemed to be a number of Individual Notes equal to the quotient obtained by dividing such initial principal amount by $50,000.

                  "INITIAL FINANCED STUDENT LOANS" has the meaning specified in
Section 2.1 of the related Transfer and Servicing Agreement or Supplemental Transfer and Servicing Agreement.

                  "INITIAL CERTIFICATE BALANCE" means $1,000, representing the Certificate Balance as of the Closing Date

                  "INITIAL PERIOD" means, as to the Series 1997-1 Notes and the Certificates, the period commencing on the Closing Date and continuing through and including May 14, 1997.

                  "INITIAL POOL BALANCE" means $536,975,870.94 representing the Pool Balance as of the Cut-off Date.

                  "INSOLVENCY EVENT" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "INSTITUTION OF HIGHER EDUCATION" means an institution of higher education as defined under the Higher Education Act (20 U.S.C.A. Section 1085(b)).

                  "INTEREST PERIOD" has the meaning set forth in the Terms Supplement.

                  "INTEREST SUBSIDY PAYMENTS" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                  "INVESTMENT EARNINGS" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 5.1(b) of the Transfer and Servicing Agreement.

                    "ISSUER" means PNC Student Loan Trust I.

                  "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "LIBOR DETERMINATION DATE" means, with respect to any Class of Notes or the Certificates for which One-Month LIBOR is being determined other than for the Initial Period, the applicable Rate Determination Date, which must be a Business Day and London Banking Day.

                  "LIBOR RATE" means, with respect to any Class of Notes, or the Certificates the related Class Interest Rate or Certificate rate, as the case may be, that results from a determination based on One-Month LIBOR and is determined as described in the Terms Supplement or Trust Agreement, as the case may be.

                  "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor.

                  "LONDON BANKING DAY" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  "MAJORITY CERTIFICATEHOLDER" means the holders of more than 50% of the Certificate Balance of the Certificates without regard to the Certificates held by the Depositor.

                  "MAJORITY NOTEHOLDER" means Smith Barney Mortgage Capital Group, Inc. regardless of the amount of Notes held by it.

                  "MASTER INDENTURE" means the Indenture dated as of March 27, 1997 between the Issuer and the Indenture Trustee, as amended or supplemented from time to time.

                  "MASTER SERVICER" means PNC Bank, National Association, and its permitted successors and assigns, as Master Servicer of the Financed Student Loans under the Transfer and Servicing Agreement.

                  "MASTER SERVICER DEFAULT" means an event specified in Section 8.1(a) of the related Transfer and Servicing Agreement or Supplemental Transfer and Servicing Agreement.

                  "MONTHLY ADVANCE" means the amount, if any, advanced by the Master Servicer pursuant to Section 5.10 of the Transfer and Servicing Agreement with respect to Guarantee Payments or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Monthly Advance is made.

                  "MONTHLY ADVANCE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "MOODY'S" means Moody's Investor's Service, Inc.

                  "NOTES" means the notes issued by the Issuer pursuant to the Master Indenture and a Terms Supplement.

                  "NOTE DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1 of the Transfer and Servicing Agreement.

                  "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.6 of the Indenture.

                  "NOTEHOLDER" means the Person in whose name a Note is registered in the Note Register.

                  "NOTEHOLDERS' DISTRIBUTION AMOUNT" means, as to any Class of Notes, with respect to any Distribution Date relating to such Notes, the sum of the related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Note Distribution Date.

                  "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, as to any Class of Notes, with respect to any Distribution Date, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Distribution Date and any Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually allocated to such Noteholders on such preceding Note Distribution Date, plus interest on the amount of such excess interest due to such Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Note Distribution Date to the current Distribution Date.

                  "NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, as to any Class of Notes, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each related Interest Period since the last Distribution Date (or in the case of the first Distribution Date, the Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date relating to such Notes after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Distribution Date, the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class for such Distribution Date.

                  "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Class of Notes, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Distribution Date.

                  "NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, (A) on the Distribution Dates occurring in May, June, July and August 1997, $0, and
(B) on the Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the Outstanding Amount of such Notes to zero.

                  "OBLIGOR" on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including (i) the Guaranty Agency thereof and (ii) with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

                  "OFFICER'S CERTIFICATE" means (i) in the case of the Issuer, a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Transferor, the Master Servicer or the Administrator, a certificate signed by an Authorized Officer of the Transferor, the Master Servicer or the Administrator, as appropriate and (iii) in the case of the Servicer, a certificate signed by an Authorized Officer of the Servicer.

                  "ONE-MONTH LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.

                  "OPINION OF COUNSEL" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Master Indenture, be employees of or counsel to the Issuer or Administrator or any of their Affiliates and who shall be reasonably satisfactory to the Indenture Trustee and the Majority Noteholder, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and the Majority Noteholder, shall comply with any applicable requirements of Section 11.1 of the Master Indenture, and shall be in form and substance satisfactory to the Indenture Trustee and the Majority Noteholder and
(ii) with respect to the Transferor, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to the Transferor, the Administrator or the Master Servicer, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee and the Majority Noteholder.

                  "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                  (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

                  (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

                  (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be do disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons.

                  "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes, or Class of Notes, or Certificates as applicable, Outstanding at the date of determination.

                  "PAYING AGENT" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Master Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

                  "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PHEAA" means the Pennsylvania Higher Education Assistance Agency.

                  "PHYSICAL PROPERTY" has the meaning assigned to such term in the definition of "Delivery" above.

                  "PLEDGED ACCOUNT OR FUND" means the Collection Account, the Reserve Account, the Note Distribution Account and the Certificate Distribution Account.

                  "PLUS LOAN" means a Financed Student Loan made pursuant to the provisions of the PLUS program established under Section 428B of the Higher Education Act (or predecessor provisions).

                  "POOL BALANCE" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized), after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Trust during such Collection Period from or on behalf of borrowers and Guarantors and, with respect to certain payments on certain Financed Student Loans, the Department and (ii) the principal portion of all Purchase Amounts received by the Trust for such Collection Period.

                  "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under
Section 2.7 of the Master Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "PREMIUM" means [Reserved]

                  "PRIMARY SERVICER" means, with respect to any Financed Student Loan, the entity responsible for the primary servicing of such Financed Student Loan on a day to day basis, it being understood that where a subservicer appointed in accordance with the terms of the Transfer and Servicing Agreement has responsibility for servicing a Financed Student Loan, such subservicer and not the Master Servicer shall be the Primary Servicer with respect such Financed Student Loan.

                  "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Collection Period, the sum, without duplication, of the following amounts: (i) that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period (including but not limited to Financed Student Loans repurchased by the Transferor or its designee or purchased by a Third Party Purchaser pursuant to the provisions of Article X of the Transfer and Servicing Agreement); (iii) all Realized Losses incurred during the related Collection Period; and (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan repurchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

                  "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "PURCHASE AMOUNT" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased .

                  "PURCHASED STUDENT LOAN" means a Financed Student Loan purchased pursuant to Section 4.5 of the Transfer and Servicing Agreement or repurchased pursuant to Section 3.2 of the Transfer and Servicing Agreement or Supplemental Transfer and Servicing Agreement.

                  "PUT OPTION" has the meaning set forth in Section 10.1(a) of the Transfer and Servicing Agreement.

                  "PUT OPTION NOTICE" shall have the meaning set forth in
Section 10.1(a) of the Transfer and Servicing Agreement.

                  "PUT OPTION EXERCISE DATE" shall have the meaning set forth in Section 10.1(a) of the Transfer and Servicing Agreement

                  "PUT OPTION PRICE" means, as to the Financed Student Loans on any date of determination, 103.775% times the aggregate amount required to prepay in full the outstanding principal balance of such Financed Student Loans as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the date the Put Option Price is deposited into the Collection Account pursuant to Section 10.1(b) of the Transfer and Servicing Agreement.

                  "PUT OPTION PURCHASE DATE" has the meaning set forth in
Section 10.1(a) of the Transfer and Servicing Agreement.

                  "QUALIFIED LETTER OF CREDIT" means a letter of credit delivered or to be delivered to the Indenture Trustee in lieu of a deposit of cash or Eligible Investments in the Reserve Account for such Class or Series, which letter of credit shall

                  (a) be irrevocable and name the Indenture Trustee, in its capacity as such, as the sole beneficiary thereof;

                  (b) be issued by a bank whose credit standing is acceptable to each of the rating agencies which are rating or have rated the Notes of such Series and the Majority Noteholder;

                  (c) provide that if at any time the then current credit standing of the issuing bank is such that the continued reliance on such letter of credit for the purpose or purposes for which it was originally delivered to the Indenture Trustee would result in a downgrading of any rating of the Notes of such Class or Series, the Indenture Trustee may either draw under such letter of credit any amount up to and including the entire amount then remaining available for drawing thereunder or terminate such letter of credit;

                  (d) be transferable to any successor trustee hereunder with respect to such Class or Series; and

                  (e) meet such other standards as may be specified in the Terms Supplement or reasonably required by the Majority Noteholder.

                  "QUALIFIED INSTITUTIONAL BUYER" has the meaning ascribed to such term in Rule 144A under the Securities Act.

                  "RATE ADJUSTMENT DATE" means, with respect to each Class of Notes, the 15th day of each month, commencing May 15, 1997, which is the date on which the applicable Class Interest Rate is effective and means, with respect to each such Class of Notes, the date of commencement of each related Interest Period.

                  "RATE DETERMINATION DATE" means the date which is both two Business Days and two London Business Days preceding the related Rate Adjustment Date.

                  "RATING AGENCY" means Moody's and Standard & Poor's. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee, the Servicer and the Majority Noteholder.

                  "REALIZED LOSS" means, for each Financed Student Loan submitted to a Guarantor for a Guarantee Payment, the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan (including amounts received pursuant to Sections 3.2 and 4.5 of the Transfer and Servicing Agreement) up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

                  "RECORD DATE" means, with respect to a Distribution Date, the close of business on the second Business Day preceding such Distribution Date.

                  "REFERENCE BANK" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) having an established place of business in London.

                  "RELATED FINANCED STUDENT LOAN FILE" has the meaning specified in Section 3.8(a) of the Transfer and Servicing Agreement.

                  "REPAYMENT PHASE" means the period during which the related borrower is required to make payments of principal and interest on the related Financed Student Loan.

                  "REQUISITE AMOUNT" means, with respect to any Series for which a Reserve Account is required to be maintained, an amount specified in or determined pursuant to the related Terms Supplement.

                  "RESERVE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1 of the related Transfer and Servicing Agreement.

                  "RESERVE ACCOUNT INITIAL DEPOSIT" means, $0.

                  "RESPONSIBLE OFFICER" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee, including any Managing Director, Vice President, Assistant Vice President, Assistant

Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "SALE CLOSING DATE" has the meaning set forth in section 10.2(b) of the Transfer and Servicing Agreement.

                  "SALE PRICE" has the meaning set forth in Section 10.2(a) of the Transfer and Servicing Agreement.

                  "SCHEDULE OF FINANCED STUDENT LOANS" means the listing of the Financed Student Loans set forth in Schedule A to the Transfer and Servicing Agreement and to the Indenture (which Schedules may be in the form of microfiche), as from time to time amended or supplemented. Such Schedule shall list the Financed Student Loans being conveyed pursuant to the Transfer and Servicing Agreement. The Schedule relating to the Indenture shall be a master list of all Financed Student Loans then subject to the Lien of the Indenture.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR NOTES" means the Notes designated as ranking senior for each series of notes.

                  "SENIOR NOTEHOLDER" means the holder of Senior Notes.

                  "SERIAL LOAN" means a Financed Student Loan that is serial to a student loan owned by a third party.

                  "SERIES" means a separate Series of Notes issued pursuant to the Master Indenture, which Series may, as provided in the related Terms Supplement, be divided into two or more Classes.

                  "SERIES 1997-1 NOTES" means the Notes designated as the Issuer's Asset-Backed Notes, Series 1997-1, issued pursuant to the terms of the Master Indenture and a Terms Supplement dated March 27, 1997 and having an original principal amount equal to $544,931,645.

                  "SERVICER" means AFSA, USA Group, Great Lakes, PHEAA or another entity appointed, with the prior written consent of the Majority Noteholder, by the Master Servicer to service the Financed Student Loans, in its capacity as servicer of the Financed Student Loans.

                  "SERVICER'S REPORT" means any report of the Master Servicer delivered pursuant to Section 4.8(a) of the Transfer and Servicing Agreement, substantially in the form acceptable to the Administrator.

                  "SERVICING FEE" means, 115% of the aggregated amount paid each month by the Master Servicer to each Servicer pursuant to the terms of the Subservicing Agreement.

                  "SLS LOAN" means a Financed Student Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

                  "SPECIAL ALLOWANCE PAYMENTS" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

                 "SPECIFIED RESERVE ACCOUNT BALANCE" means, $0.

                  "STAFFORD LOAN" means a Financed Student Loan designated as such that is made under Section 428 of the Higher Education Act (excluding Unsubsidized Stafford Loans).

                  "STANDARD & POOR'S" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                  "STATE" means any one of the 50 States of the United States of America or the District of Columbia.

                  "SUBCUSTODIAN" has the meaning specified in Section 3.8 of the Transfer and Servicing Agreement.

                  "SUBSERVICING AGREEMENT" has the meaning specified in Section
4.13 of the Transfer and Servicing Agreement.

                  "SUBORDINATED NOTES" means the notes designated as subordinate to any class of Senior Notes.

                  "SUBORDINATED NOTEHOLDER" means any Noteholder of Subordinated Notes.

                  "SUCCESSOR ADMINISTRATOR" has the meaning specified in
Section 3.7(e) of the Indenture.

                  "SUCCESSOR MASTER SERVICER" has the meaning specified in
Section 3.7(e) of the Indenture.

                  "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "TERMS SUPPLEMENT" means initially, the Terms Supplement to the Indenture dated as of March 27, 1997 between the Issuer and The Indenture Trustee and thereafter, each indenture supplement to the Indenture which authorizes a particular Series.

                  "THIRD PARTY PURCHASERS" has the meaning set forth in Section
10.2 of the Transfer and Servicing Agreement.

                  "TRANSACTION FEES" means, collectively, the Servicing Fee, the Administration Fee, Indenture Trustee Fee and the Eligible Lender Trustee Fee.

                  "TRANSFER AND SERVICING AGREEMENT" means the Transfer and Servicing Agreement dated as of March 27, 1997, among the Issuer, the Transferor, the Administrator, the Eligible Lender Trustee and the Master Servicer, as amended from time to time.

                  "TRANSFEROR" means PNC Bank, National Association.

                  "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "TRUST" means the Issuer, established pursuant to the Trust Agreement.

                  "TRUST ACCOUNT PROPERTY" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, if any, and all proceeds of the foregoing.

                  "TRUST ACCOUNTS" has the meaning specified in Section 5.1 of the Transfer and Servicing Agreement.

                  "TRUST AGREEMENT" means the Trust Agreement dated as of March 27, 1997, between the Depositor and the Eligible Lender Trustee, as amended and supplemented from time to time.

                    "TRUST CERTIFICATE" means a Certificate.

                  "TRUST CERTIFICATEHOLDER" means a person in whose name a Trust Certificate is registered in the Certificate Register.

                  "TRUST ESTATE" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Transfer and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Transfer and Servicing Agreement and the Administration Agreement.

                  "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "UNAMORTIZED PREMIUM" [Reserved].

                  "UNSUBSIDIZED STAFFORD LOAN" means a Financed Student Loan designated as such that is made under Section 428H of the Higher Education Act.

                  "USA GROUP" means USA Group Loan Services, Inc.